EXHIBIT 10.48

Dresser-Rand S.A.
31, Bld Winston Churchill
76080 Le Havre cedex 7013
FRANCE
Telex	:190004
Téléphone	:02 35 25 52 25
Télécopie	:02 35 25 53 66
:02 35 25 53 67
Mr Jean-François CHEVRIER
24- January-2009
Dear Jean-François,
This letter is to confirm the conditions of your repatriation to France at the behest of Dresser-Rand for business purposes.
Date of Transfer: April 1, 2009 or earlier.
Work location: your work location will be your home in France and you will be administered by the Le Havre facility.
Position title: Vice President New Infrastructure Development. You will report directly to the Chief Executive Officer of Dresser-Rand.
Salary: Your annual base salary will be of 211,218.86 Euros per year, paid in 12 months.
Incentive Plan: You will be eligible for participation in DRESSER-RAND AIM incentive plan, based upon the financial results of the Company and individual objectives. If all the objectives are met, your bonus will be equal to 50% of your annual base salary with a maximum of 100%.
Company car: You’ll keep the use of a company car
Removal costs: The Company will pay the cost of the physical removal of your personal/household effects from your present home and ship to your new home in France. Dresser-Rand will also pay for you and your wife’s return air fare.
We hope very much that you will accept this offer and thank you to sign this letter with the mention “LU ET APPROUVE”.

Best regards		Lu et approuve

/s/ Didier Langree	1/24/09	/ Jean-Francois Chevrier	2/18/09

Didier Langrée	Date	Jean-François ChevrierDate	Date

’	siège social :	Dresser-Rand S.A.	’	société anonyme au capital
		31, Bld Winston Churchill		de 6.873.780 Euros
		76080 Le Havre cedex 7013	’	T.V.A. N° FR 40.562.060.269
		Tél : 02 35 25 52 25	’	S.I.R.E.T. 562.060.269.23/2813Z